GUARANTY OF PAYMENT AND PERFORMANCE

THIS GUARANTY OF PAYMENT AND PERFORMANCE (“Guaranty”) is made as of this 7th day of February 2019, by Sun Pacific Holding Corp., a Nevada corporation (“Guarantor”) in favor of UMB Bank, N.A., a national banking association, in its capacity as trustee (the “Trustee”) under that certain Indenture of Trust dated as of January 29, 2019 by and between Medrecycler-RI, Inc., and the Trustee (the “Lender”).

RECITALS

1. MedRecycler-RI, Inc., a Rhode Island corporation (the “Borrower”), has issued its Medrecycler-RI, Inc. Taxable Facility Note, Series 2019 in the principal amount of Six Million Twenty-Five Thousand and No/100 Dollars ($6,025,000.00) (the “Taxable Note”), to be secured in part by that those pledges, guarantees, and other securities described in the Indenture.

2. The Taxable Note will be additionally evidenced by that certain Promissory Note of even date herewith in the principal amount of Six Million Twenty-Five Thousand and No/100 Dollars ($6,025,000.00) (as the same may hereafter be renewed, modified, consolidated or extended, the “Note”). The Taxable Note will be governed pursuant to the terms and conditions of that certain Indenture of even date herewith (as the same may hereafter be renewed, modified, consolidated or extended) and any and such documents required therein, the “Loan Documents”).

3. Guarantor (a) has requested that the purchasers purchase the Taxable Note and (b) acknowledges that (i) Guarantor expects to derive a financial benefit from the purchase of such Taxable note, and (ii) the purchasers would not agree to purchase the Taxable Note or accept delivery from Borrower of the Note and the other instruments to be executed by Borrower with respect to the Taxable Note but for the execution and delivery by Guarantor of this Guaranty.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged by Guarantor, and to induce the purchasers to purchase the Taxable Note, Guarantor hereby absolutely, unconditionally and irrevocably agrees as follows:

SECTION 1. RECITALS; CAPITALIZED TERMS. The foregoing Recitals are true and correct and are hereby incorporated by reference. Capitalized terms not defined herein shall have the meanings assigned such terms in the Loan Documents.

SECTION 2. GUARANTY.

2.1 Guarantor hereby absolutely and unconditionally guarantees the following (collectively, the “Guaranteed Obligations”): (a) the punctual payment of the outstanding loan balance under the Note, including without limitation, principal, accrued interest and costs stated to be payable by Borrowers with respect thereto or under the Loan Documents, (b) the punctual payment and performance when due of all of each Borrower’s obligations under the Loan Documents, including without limitation, all present and future liability, obligations and indemnifications whatsoever, of Borrower to Lender under the Loan Documents, with such interest as may accrue thereon and such other charges as may be due in connection therewith, whether such obligations now exist or arise hereafter. Subject to such grace periods as may be provided in the Loan Documents, time shall be of the essence with respect to Guarantor’s payment of and compliance with the Guaranteed Obligations and the other obligations imposed upon Guarantor in this Guaranty (the Guaranteed Obligations and such other obligations, collectively, the “Obligations;” each, an “Obligation”).

2.2 Guarantor also agrees to pay any and all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by the Lender in enforcing any rights or remedies under this Guaranty. Any portion of the Guaranteed Obligations required to be paid by a Guarantor to the Lender pursuant to the terms hereof shall bear interest at the Default Rate from the date that Borrowers are subject to the Default Rate.

SECTION 3. GUARANTY ABSOLUTE.

3.1 The agreements of Guarantor set forth in this Guaranty constitute, and shall at all times continue to constitute, an absolute, direct, present, primary, continuing, irrevocable, unlimited and unconditional guaranty of payment and performance (and not merely of collection) in all respects and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever that might otherwise constitute a defense to this Guaranty and the obligations of Guarantor hereunder or the obligations of any other Person or party (including, without limitation, Borrower and other guarantors of the Taxable Note) relating to this Guaranty or the obligations of Guarantor hereunder or otherwise with respect to the Taxable Note. Guarantor guarantees that the Obligations will be paid and performed strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto. The liability of Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

(a) any amendment, modification or supplement to the Indenture, the Note or any other Loan Document;

(b) any exercise or non-exercise of or delay in exercising any right, remedy, power or privilege under or in respect of this Guaranty, the Indenture, the Note or any other Loan Document (even if any such right, remedy, power or privilege shall be lost thereby), or any waiver, consent, indulgence or other action or inaction in respect thereof;

(c) any bankruptcy, reorganization, insolvency, arrangement, composition, assignment for the benefit of creditors or similar proceeding commenced by or against Borrower, Guarantor or any other guarantor or any discharge, limitation, modification or release of liability of the Borrower, Guarantor or any other guarantor by virtue of such proceedings;

(d) any failure to perfect or continue perfection of, or any release or waiver of, any rights given to Lender in the [Premises] as security for the performance of any of the Guaranteed Obligations;

(e) any extension of time for payment or performance of any of the Guaranteed Obligations;

(f) the genuineness, validity or enforceability of the Loan Documents;

(g) any limitation of liability of Borrower, or of any or all of the holders of ownership interests in Borrower, contained in any Loan Document;

(h) any defense that may arise by reason of the failure of Lender to file or enforce a claim against the estate of Borrower in any bankruptcy or other proceeding;

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(i) any voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the property of, or any marshaling of assets and liabilities or other similar proceeding affecting, Borrower, Guarantor or any other guarantor or any of their respective assets;

(j) the release of Borrower, Guarantor or any other guarantor, from performance or observance of any of the agreements, covenants, terms or conditions contained in the Loan Documents by operation of law;

(k) the failure of Lender to keep Guarantor advised of Borrower’s financial condition, regardless of the existence of any duty to do so but not in any way implying any obligation contractual or otherwise to do so;

(l) any sale or other transfer of the Leased Premises or any part thereof or any foreclosure by Lender on the Leased Premises or any part thereof;

(m) any counterclaim, recoupment, set-off, reduction or defense used in any claim Guarantor may assert or now or hereafter have against the Lender, the Borrower or any other guarantor; or

(n) any other circumstances which might otherwise constitute a legal or equitable discharge of a guarantor or surety.

3.2 No set-off, claim, reduction or diminution of any obligation, or any defense of any kind or nature which Borrower or Guarantor now has or hereafter may have against Lender, shall be available hereunder to Guarantor against Lender. Guarantor acknowledges that Lender may agree that it shall not in any foreclosure proceeding in respect of all or any portion of the Premises seek or obtain a deficiency judgment against Borrower, and that the obligations of Guarantor shall in no way be diminished or otherwise affected by the failure to seek or obtain a deficiency judgment.

3.3 Notwithstanding any termination of this Guaranty or the cancellation of the Note or any other document, instrument or agreement evidencing the Obligations, if at any time any payment of any of the Obligations (from any source) is rescinded, repaid or must otherwise be returned by the Lender (a) due to or upon the insolvency, bankruptcy or reorganization of Borrower, Guarantor or any other guarantor of the Taxable Note, or (b) for any other circumstance, this Guaranty shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made. Notwithstanding any modification, discharge or extension of the Obligations or any amendment, modification, stay or cure of the Lender’s rights which may occur in any bankruptcy or reorganization case or proceeding concerning Borrower, whether permanent or temporary, and whether assented to by the Lender, Guarantor hereby agrees that it shall be obligated hereunder to pay and perform the Guaranteed Obligations and discharge his/her/its other obligations in accordance with the terms of this Guaranty in effect on the date hereof. Guarantor understands and acknowledges that by virtue of this Guaranty, he/she/it has specifically assumed any and all risks of a bankruptcy or reorganization case or proceeding with respect to Borrower. As an example and not in any way of limitation, a subsequent modification of the Obligations in any reorganization case concerning Borrower shall not affect the obligation of Guarantor to pay and perform the Guaranteed Obligations in accordance with their original term.

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SECTION 4. WAIVER OF SUBROGATION AND CONTRIBUTION. Notwithstanding any payments made or obligations performed by Guarantor by reason of this Guaranty (including but not limited to application of funds on account of such payments or obligations) until such time as the Taxable Note has been paid in full and all applicable preference and fraudulent conveyance periods have expired, Guarantor hereby irrevocably waives and releases any and all rights it may have at any time (whether arising directly or indirectly, by operation of law, contract or otherwise) (a) to assert any claim against Borrower or any other person, or against any direct or indirect security, on account of payments made or obligations performed under or pursuant to this Guaranty, including without limitation any and all rights of subrogation, reimbursement, exoneration, contribution or indemnity, or (b) to require the marshaling of any assets of Borrower, which right of marshaling might otherwise arise from payments made or obligations performed under or pursuant to this Guaranty, and any and all rights that would result in such Guarantor being deemed a “creditor” under the United States Bankruptcy Code of Borrower or any other person. Any agreement between Guarantor and Borrower which is in any respect contrary to the foregoing shall be null and void and of no force or effect. If any amount shall be paid to Guarantor in violation of the preceding sentences, such amount shall be deemed to have been paid to Guarantor for the benefit of, and held in trust for the benefit of Lender, and shall forthwith be paid to Lender to be credited and applied upon the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

SECTION 5. GUARANTY INDEPENDENT; WAIVERS.

5.1 Guarantor agrees as follows:

(a) the obligations hereunder are joint and several with and are independent of and in addition to the undertakings of the Borrower pursuant to the Loan Documents, any evidence of indebtedness issued in connection therewith, any mortgage or security agreement given to secure the same, any other guaranties given in connection with the Taxable Note, the Taxable Note and any other obligations of Guarantor to the Lender;

(b) a separate and direct action may be brought to enforce the provisions hereof whether Borrower or any other guarantor is a party in any such action or not;

(c) the Lender may at any time, or from time to time, in its sole discretion: (i) extend or change the time of payment and/or performance and/or the manner, place or terms of payment and/or performance of all or any of the Obligations; (ii) exchange, release and/or surrender all or any of the collateral security, or any part thereof, by whomsoever deposited, which is now or may hereafter be held by the Lender in connection with all or any of the Obligations; (iii) sell and/or purchase all or any such collateral at public or private sale in the manner permitted by law and after giving any notice which may be required, and after deducting all reasonable costs and expenses of every kind for collection, sale or delivery, the net proceeds of any such sale may be applied by the Lender upon all or any of the Obligations; (iv) settle or compromise with Borrower, and/or any other guarantor and/or any other Person liable thereon, any and all of the Obligations, and/or subordinate the payment of same, or any part thereof, to the payment of any other debts or claims, which may at any time be due or owing to the Lender and/or any other Person or corporation; (v) waive, excuse, release, change, amend, modify or otherwise deal with in any manner satisfactory to the Lender any of the provisions of any of the Loan Documents; (vi) release the Borrower or any other guarantor, (vii) waive, omit or delay the exercise of any of its powers, rights and remedies against the Borrower, Guarantor or any other guarantor or any collateral and security for all or any part of the Guaranteed Obligations; (viii) apply any payments of all or any of the Guaranteed Obligations received from the Borrower or Guarantor, or any other party or source whatsoever, to the Guaranteed Obligations in such order and manner as the Lender in its sole and absolute discretion may determine; or (ix) take or omit to take any other action, whether similar or dissimilar to the foregoing which may or might in any manner or to any extent vary the risk of Guarantor or otherwise operate as a legal or equitable discharge, release or defense of Guarantor under applicable laws; and

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(d) the Lender shall be under no obligation to marshal any assets in favor of the Guarantor or in payment of any or all of the Obligations.

5.2 Guarantor hereby waives (a) diligence, presentment, demand, protest, notice of acceptance, notice of dishonor, notice of nonperformance and any other notice (other than notices expressly required by the Loan Documents) with respect to any of the Obligations and this Guaranty, and promptness in commencing suit against any party thereto or liable thereon, and/or in giving any notice to or making any claim or demand hereunder upon Guarantor; (b) notice of the execution and delivery of any of the Loan Documents, (c) notice of the creation of any of the Obligations, (d) any right to require the Lender to (i) proceed against Borrower and/or any other guarantor and/or any other Person liable with respect to the Obligations, (ii) proceed against or exhaust any security held from Borrower or any other guarantor, or (iii) pursue any remedy in the Lender’s power whatsoever; (e) any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower other than full payment of the Obligations; (f) any defense it may acquire by reason of the Lender’s election of any remedy against it or Borrower and/or any other guarantor and/or any other Person liable with respect to the Obligations; (g) to the fullest extent permitted by law, all rights and benefits under any statute or other provisions of law purporting to reduce a guarantor’s obligations in proportion to the principal obligation; (h) to the fullest extent permitted by law, all rights and benefits under any statute or other provisions of law purporting to limit the amount of any deficiency judgment which might be recoverable; (i) any right or claim to cause a marshaling of the assets of the Borrower or Guarantor, and (j) any defense at law or in equity on the adequacy or value of the consideration for this Guaranty.

SECTION 6. SUBORDINATION OF INDEBTEDNESS. Guarantor agrees that all indebtedness of Borrower to Guarantor, whether now existing or hereafter created, direct or indirect, contingent, joint, several, independent, due or to become due, or held or to be held by Guarantor, whether created directly or acquired by assignment or otherwise (the “Subordinated Indebtedness”), be and hereby is expressly subordinated and junior in right of payment to all of the Guaranteed Obligations. Provided no Event of Default (as such term is defined in Section 9.1 of this Guaranty) exists, Guarantor may collect payments of Subordinated Indebtedness, however, Guarantor shall take no action to enforce payment of any Subordinated Indebtedness by Borrower until the amount owed by the Borrower under the Indenture is repaid in full.

SECTION 7. REPRESENTATION AND WARRANTIES.

Guarantor hereby represents and warrants to Lender that:

7.1 Guarantor has a financial interest in Borrower, and Guarantor will receive a material benefit and advantage from the issuance of the Taxable Note.

7.2 If not a natural Person, Guarantor is duly organized, validly existing and in good standing under the laws of the state of its formation or existence, and is in compliance with legal requirements applicable to doing business in the State.

7.3 The execution, delivery and performance by Guarantor of the Loan Documents: (a) are duly authorized and do not require the consent or approval of any other party or governmental authority which has not been obtained; and (b) will not violate any law or result in the imposition of any Lien upon Guarantor’s assets. This Guaranty constitutes the legal, valid and binding obligations of Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws generally affecting the enforcement of creditors’ rights.

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7.4 (a) The financial statements delivered by Guarantor are true and correct with no significant change since the date of preparation. Except as disclosed in such financial statements, there are no liabilities (fixed or contingent) affecting Guarantor. Except as disclosed in such financial statements, there is no litigation, administrative proceeding, investigation or other legal action (including any proceeding under any state or federal bankruptcy or insolvency law) pending or, to the knowledge of Guarantor, threatened, against Guarantor, Borrower, the Land, the Leased Premises, or any other party to the Loan Documents or any other guarantor of the Taxable Note which if adversely determined could have a material adverse effect on such Person or any part the Loan Documents.

(b) Guarantor is not contemplating either the filing of a petition by it/him/her under state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its/his/her assets or property, and Guarantor has knowledge of any Person contemplating the filing of any such petition against it/him/her.

7.5 Guarantor is not a party to any agreement or instrument or subject to any court order, injunction, permit, or restriction which might adversely affect Guarantor. Guarantor is not in violation of any agreement which violation would have an adverse effect on Guarantor or on Guarantor’s business, properties, or assets, operations or condition, financial or otherwise.

7.6 Guarantor has all requisite licenses, permits, franchises, qualifications, certificates of occupancy or other governmental authorizations to own, lease and operate its assets and carry on its business.

7.7 Guarantor has filed (or have obtained effective extensions for filing) all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Guarantor.

7.8 Giving effect to this Guaranty and the Indenture, the fair saleable value of Guarantor’s assets exceeds and will, immediately following the purchase of the Taxable Note, exceed Guarantor’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Guarantor’s assets is and will, immediately following the purchase of the Taxable Note, be greater than Guarantor’s probable liabilities, including the maximum amount of its contingent liabilities on its Debts as such Debts become absolute and matured, Guarantor’s assets do not and, immediately following the execution and delivery of this Guaranty and the purchase of the Taxable Note will not, constitute unreasonably small capital to carry out its/his business as conducted or as proposed to be conducted. Guarantor does not intend to, and does not believe that it will, incur Debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Debts as they mature (taking into account the timing and amounts of cash to be received by Guarantor and the amounts to be payable on or in respect of obligations of Guarantor).

7.9 The financial statements of Guarantor delivered to purchasers prior to the issuance of the Taxable Note are true and correct, have been prepared in accordance with GAAP and fairly present the financial condition of Guarantor as of the respective dates of such statements. This Guaranty and all financial statements, budgets, schedules, opinions, certificates, confirmations, statements, applications, affidavits, reports, agreements and other materials submitted to the purchasers of the Taxable Note in connection with or in furtherance of this Guaranty by or on behalf of Guarantor fully and fairly state the matters with which they purport to deal, and neither misstate any material fact nor, separately or in the aggregate, fail to state any material fact necessary to make the statements made not misleading.

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7.10 Guarantor has derived or expects to derive a substantial financial benefit from the purchase of the Taxable Note, and from each and every renewal, extension, further advance or other extension of credit, or release of collateral or other relinquishment of legal rights made or granted or to be made or granted by Lender to Borrower in connection with the Taxable Note (any such action to be in Lender’s sole and absolute discretion), and such financial benefit is reasonably worth at least as much as the liability of Guarantor hereunder.

7.11 Guarantor has read and is fully familiar with all of the provisions of the Note, the Taxable Note, the Indenture and the other Loan Documents.

7.12 Guarantor is fully familiar with the financial condition of each Borrower and with the value of the collateral for the Taxable Note; notwithstanding the foregoing, in executing and delivering this Guaranty, Guarantor is not relying upon such financial condition or value or upon any representation, statement or information with respect thereto furnished to Guarantor by Borrower, any other guarantor of the Taxable Note or any other person or entity.

SECTION 8. AFFIRMING COVENANTS. Guarantor covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid, Guarantor will, unless the Lender shall otherwise consent in writing:

8.1 Promptly upon becoming aware thereof, Guarantor shall give Lender notice of the commencement, existence or threat of any proceeding by or before any governmental authority having jurisdiction over the [Premises] (whether federal, state, local or municipal) against or affecting Guarantor.

8.2 During normal business hours Guarantor shall permit such persons as Lender may designate to examine Guarantor’s books and records and take copies and extracts therefrom and to discuss the affairs of Guarantor with its officers, employees and independent accountants at such times and as often as Lender may reasonably request provided Lender gives reasonable notice thereof. Guarantor hereby authorizes such officers, employees and independent accountants to discuss with Lender the affairs of Guarantor.

8.3 Guarantor shall make available to Lender within 120 days after the last day of each fiscal year of Guarantor, or upon request by Lender if an Event of Default under the Loan Documents has occurred (but in no event more than once per fiscal quarter of Guarantor), unaudited financial statements of Guarantor in form and content satisfactory to Lender.

8.4 If Guarantor is a corporation, partnership or other entity, Guarantor shall not (i) dissolve, merge or consolidate with any other entity (unless Guarantor is the surviving entity) or (ii) sell, transfer or otherwise dispose of all or a substantial part of its assets except with Lender’s prior written consent or in a bona fide, arm’s length transaction and for a fair and reasonable consideration.

8.5 File all federal, state, provincial, county, municipal and other income tax returns (and extensions) required to be filed by him/her/it and pay before the same become delinquent all taxes that become due pursuant to such returns or pursuant to any assessments received by him/her/it.

8.6 Promptly and faithfully comply with all laws, ordinances, rules, regulations and requirements, both present and future, of every duly constituted governmental authority or agency having jurisdiction that may be applicable to him/her/it.

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SECTION 9. DEFAULTS AND REMEDIES

9.1. Event of Default. The occurrence of any one or more of the following events shall constitute an Event of Default under the provisions of this Guaranty, and the term “Event of Default” as used in this Guaranty shall mean the occurrence of any one or more of the following events: (a) the failure of Guarantor to promptly pay or perform all or any part of the Guaranteed Obligations as and when due hereunder, (b) any representation or warranty made herein or any financial statement or other information furnished by Guarantor pursuant hereto shall prove to have been false or misleading in any material respect on the date as of which the same was made or furnished, (c) the failure of Guarantor to observe, perform and comply with any of the covenants set forth in Section 8 of this Guaranty, and such failure shall continue uncured for a period of thirty (30) days from the date of notice thereof from the Lender to Guarantor, or (d) the commencement or filing of any proceedings by or against Guarantor or any of Guarantor’s assets or properties under the provisions of any bankruptcy, reorganization, arrangement, insolvency, receivership, liquidation or similar law for the relief of debtors, and, except with respect to any such proceedings instituted by Guarantor, are not discharged within sixty (60) days of their commencement.

9.2. Rights and Remedies. Upon the occurrence of an Event of Default under the provisions of this Guaranty, an amount equal to the total of the Guaranteed Obligations then outstanding (whether matured or unmatured and regardless of whether any portion of such Guaranteed Obligations are then due and payable by the Borrower) shall immediately and automatically be due and payable by Guarantor to Lender without further action by, or notice of any kind from, Lender unless expressly provided for herein, and the Lender may at any time and from time to time thereafter exercise any powers, rights and remedies available to the Lender under the provisions of this Guaranty, the Loan Documents and applicable laws to enforce and collect the obligations and liabilities of Guarantor hereunder, all such powers, rights and remedies being cumulative and enforceable alternatively, successively or concurrently. Guarantor shall pay to Lender on demand the amount of any and all costs and expenses, including, without limitation, court costs and reasonable attorney’s fees and expenses, actually paid or incurred by or on behalf of the Lender in exercising any such powers, rights and remedies, together with interest thereon from the date due until paid in full at the Default Rate. Each and every Event of Default hereunder shall give rise to a separate cause of action hereunder, and separate actions may be brought hereunder as each cause of action arises. No failure or delay by the Lender in one or more instances to require strict performance by Guarantor of any of the provisions hereof or to exercise any powers, rights or remedies available to it under the provisions of this Guaranty, the Loan Documents or applicable laws shall operate as a waiver thereof or preclude Lender at any later time or times from demanding strict performance thereof or exercising any such powers, rights or remedies. No conduct, custom or course of dealing shall be effective to waive, amend, modify or release this Guaranty. No modification or waiver of any of the provisions of this Guaranty shall be effective unless it is in writing and signed by the Lender, and any such waiver shall be effective only in the specific instance and for the specific purpose for which it is given.

9.3 Effect Of Bankruptcy Proceedings. This Guaranty shall continue to be effective, or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by Lender as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made. If an Event of Default at any time shall have occurred and be continuing or exist and declaration of default or acceleration under or with respect to any of the Loan Documents shall at such time be prevented by reason of the pendency against Borrower of a case or proceeding under any bankruptcy or insolvency law, Guarantor agrees that, for purposes of this Guaranty and Guarantor’s obligations hereunder, such Loan Documents shall be deemed to have been declared in default or accelerated with the same effect as if such Loan Documents had been declared in default and accelerated in accordance with the terms thereof, and Guarantor shall forthwith pay the Guaranteed Obligations in full without further notice or demand.

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SECTION 10. MISCELLANEOUS

10.1 Further Assurances. From time to time upon the request of Lender, Guarantor shall promptly and duly execute, acknowledge and deliver any and all such further instruments and documents as Lender may reasonably deem necessary or desirable to confirm this Guaranty, to carry out the purpose and intent hereof or to enable Lender to enforce any of its rights hereunder.

10.2 Amendments, Waivers, Etc. No amendment or waiver of any provision of this Guaranty nor consent to any departure by Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Guarantor shall in any case entitle it to any other or further notice or demand in similar or other circumstances.

10.3 Entire Agreement. This Guaranty is intended as a final expression of this agreement of guaranty and is intended also as a complete and exclusive statement of the terms of this agreement. No course of prior dealings between Guarantor and Lender, no usage of the trade, and no parole or extrinsic evidence of any nature, shall be used or be relevant to supplement, explain, contradict or modify the terms and/or provisions of this Guaranty.

10.4 No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of Lender in exercising any right, power or privilege under this Guaranty or any other Loan Document shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of Lender under this Guaranty are cumulative and not exclusive of any rights or remedies which Lender would otherwise have under the other Loan Documents, at law or in equity.

10.5 Notices.

(a) All notices, demands, requests, and other communications desired or required to be given hereunder (“Notices”), shall be in writing and shall be given by: (i) hand delivery to the address for Notices; (ii) delivery by overnight courier service to the address for Notices; or (iii) sending the same by United States mail, postage prepaid, certified mail, return receipt requested, addressed to the address for Notices.

(b) All Notices shall be deemed given and effective upon the earlier to occur of: (i) the hand delivery of such Notice to the address for Notices; (ii) one business day after the deposit of such Notice with an overnight courier service by the time deadline for next day delivery addressed to the address for Notices; or (iii) three business days after depositing the Notice in the United States mail as set forth in (a)(iii) above. All Notices shall be addressed to the following addresses:

Guarantor:

With a copy to:

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Lender:

and

With a copy to:

or to such other persons or at such other place as any party hereto may by Notice designate as a place for service of Notice. Provided, that the “copy to” Notice to be given as set forth above is a courtesy copy only; and a Notice given to such person is not sufficient to effect giving a Notice to the principal party, nor does a failure to give such a courtesy copy of a Notice constitute a failure to give Notice to the principal party.

10.6 Right to Set-Off. The Lender is hereby authorized at any time and from time to time, without notice to Guarantor (any such notice being expressly waived by Guarantor), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of Guarantor against any and all of the Guaranteed Obligations. The Lender agrees promptly to notify Guarantor after such set-off and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.

10.7 No Duty. Guarantor assumes the responsibility for keeping informed of the financial condition of the Borrower and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and agrees that the Lender shall have no duty to advise Guarantor of any information known to the Lender regarding any such financial condition or circumstances.

10.8 Expenses. Guarantor agrees to pay or cause to be paid and to save Lender harmless against liability for the payment of all out-of-pocket expenses, including reasonable fees and expenses of counsel for Lender, actually incurred by Lender from time to time arising in connection with Lender’s enforcement or preservation of rights under this Guaranty, including but not limited to such expenses as may be incurred by Lender in connection with any default by Guarantor of any of Guarantor’s obligations hereunder.

10.9 Continuing Agreement. This Guaranty shall be a continuing one and shall be binding upon Guarantor regardless of how long before or after the date hereof any of the Guaranteed Obligations were or are incurred, and all representations, warranties, covenants, undertakings, obligations, consents, waivers and agreements of Guarantor herein shall survive the date of this Guaranty and shall continue in full force and effect until all Guaranteed Obligations have been indefeasibly paid in full and no commitments therefor are outstanding.

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10.10 Jurisdiction. Each Guarantor after consultation with counsel irrevocably (a) agrees that Lender may bring suit, action or other legal proceedings arising out of this Guaranty in the courts of the County in which the Premises are located, or the United States District Court in the federal judicial district in which the Leased Premises are located; (b) consents to the jurisdiction of each such court in any such suit, action or proceeding; (c) consents to service of process in any such suit, action, or proceeding by the mailing of copies of such process to Guarantor by certified or regular mail at the notice address provided herein; (d) waives any objection which Guarantor may have to the laying of the venue of any such suit, action or proceeding in any of such courts; and (e) waives any right Guarantor may have to a jury trial in connection with any such suit, action or proceeding.

10.11 Severability. If any term or provision of this Guaranty or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Guaranty, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Guaranty shall be valid and enforceable to the full extent permitted by law.

10.12 Section Headings. Section headings in this Guaranty are included for convenience of reference only and do not constitute a part of this Guaranty for any other purpose.

10.13 Counterparts. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

10.14 Governing Law. This Guaranty shall be governed by, and construed in accordance with, the laws (excluding conflicts of laws rules) of the State of Rhode Island without regard to principles of conflicts of law.

10.15 Joint and Several. The obligations and liabilities of Guarantor under this Agreement shall be joint and several with that of Borrowers and/or any other guarantor of the Obligations and/or any other Person liable with respect to the Obligations or any portion thereof.

10.16 Separate Property. Any married Person who signs this instrument hereby expressly agrees that recourse may be had against his or her separate property for all of his or her obligations under this Guaranty.

10.17 Successors and Assigns. This Guaranty shall bind Guarantor and Guarantor’s heirs, executors, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

10.18 Time is of the Essence. Time is of the essence in connection with all obligations of Guarantor hereunder.

10.19 Assignment. The Lender may, without notice or consent to Guarantor, assign or transfer all or any part of the Guaranteed Obligations and this Guaranty will inure to the benefit of Lender’s assignee or transferee; provided that the Lender shall continue to have the unimpaired right to enforce this Guaranty as to that part of the Guaranteed Obligations the Lender has not assigned or transferred. In connection with any such assignment, transfer, or the grant of any participation in all or a part of the Guaranteed Obligations, the Lender may divulge to any potential or actual assignee, transferee or participant all reports, financial or other information and documents furnished or executed in connection with this Guaranty.

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10.20 WAIVER OF JURY TRIAL. GUARANTOR, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHT GUARANTOR MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED ON OR ARISING OUT OF THIS AGREEMENT OR INSTRUMENT, OR ANY RELATED INSTRUMENT OR AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS, WHETHER ORAL OR WRITTEN, OR ACTION OF ANY PARTY HERETO. GUARANTOR SHALL NOT SEEK TO CONSOLIDATE BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY PARTY HERETO EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL PARTIES.

10.21 Acknowledgment. The undersigned further acknowledge having received advice from legal counsel to the undersigned as to the nature and extent of all waivers set forth in this Guaranty.

10.22 Gender; Number; Terms. Words and phrases herein shall be construed as in the singular or plural number and as masculine, feminine or neuter gender, according to the context. The use of the words “herein,” “hereof,” “hereunder” and other similar compounds of the word “here” shall refer to this entire Guaranty and not to any particular section, paragraph or provision.

10.23. Lender as Trustee. In the event any provision of this Guaranty requires the approval, consent, or action by the Lender, the Lender must undertake to grant or deny such approval or consent, or perform such action, only subject to and as directed by the terms of the Indenture, and may, in the Lender’s sole discretion, require direction of the beneficial owners of a majority of the outstanding principal amount of the Taxable Note prior to undertaking any such approval, consent, or action.

[SIGNATURE APPEARS ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

GRANTOR:

SUN PACIFIC HOLDING CORP.

By:	/s/ Nicholas Campanella
Name:	Nicholas Campanella
Title:	CEO

LENDER:

UMB BANK, N.A.

By:	/s/ Julius Zamora
Name:	Julius Zamora
Title:	Vice President

[SIGNATURE PAGE OF SUN PACIFIC GUARANTEE AGREEMENT]

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